AMENDMENT NO. 2 TO THE

SENIOR SECURED REVOLVING FACILITY CREDIT AGREEMENT

Dated as of December ____, 2011

AMENDMENT NO. 2 TO THE SENIOR SECURED REVOLVING FACILITY CREDIT AGREEMENT (this “Amendment”) among Chemtura Corporation, a Delaware corporation, Bio-Lab, Inc., a Delaware corporation, GLCC Laurel, LLC, a Delaware limited liability company, and Great Lakes Chemical Corporation, a Delaware corporation (collectively, the “Borrowers”), the banks, financial institutions and other institutional lenders party hereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the Lenders (defined below).

PRELIMINARY STATEMENTS:

(1)           The Borrowers, the banks, financial institutions and other institutional lenders party thereto (the “Lenders”) and the Administrative Agent have entered into the Senior Secured Revolving Facility Credit Agreement dated as of November 10, 2010 (as heretofore amended or otherwise modified or waived, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)           The Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement.  The Required Lenders party hereto are, on the terms and conditions stated below, willing to grant the request of the Borrowers.

SECTION 1. Amendments to the Credit Agreement.  The Credit Agreement is, effective as of Effective Date (as hereinafter defined), hereby amended as follows:

(a) Section 5.02(a)(xiv) of the Credit Agreement is hereby amended by replacing the reference to “$25,000,000” therein with “$50,000,000”.

(b) Section 5.02(b)(vi) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(vi) Debt of Foreign Subsidiaries owing to third parties in an aggregate principal amount outstanding at any time not in excess of the greater of (A) $75,000,000 (or the foreign currency equivalent) and (b) 5% of the Consolidated Net Tangible Assets of Foreign Subsidiaries (as measured at the time of incurrence of each such Debt);”.

(c) Section 5.02(b)(xi) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(xi) Debt not otherwise permitted hereunder in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; provided that the aggregate principal amount of such Debt owed by the Loan Parties and their Subsidiaries (other than Foreign Subsidiaries) that matures on or prior to the Maturity Date shall not exceed $15,000,000 at any time outstanding;”.

(d) Section 5.02(e)(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(ii) Restricted Payments made when (A) no Default or Event of Default shall have occurred and is continuing or would result immediately therefrom and (B) on the date such Restricted Payment is made, either (x) both the Average Excess Availability for the 30 day period ending on such date and the Availability on such date shall not be less than the greater of $40,000,000 and 25% of the aggregate Revolving Credit Commitments then in effect or (y) the Fixed Charge and Liquidity Conditions with respect thereto are satisfied, provided that solely for purposes of this clause (B)(y), a non-recurring discretionary payment of dividends, if any, that has been made under Section 5.02(e)(v) shall be excluded from the calculation of Fixed Charge Coverage Ratio in determining whether the Fixed Charge and Liquidity Conditions are satisfied;”.

(e) Section 5.02(g)(xii) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(xii) any Investment made if (A) on the date such Investment is made, either (x) both the Average Excess Availability for the 30 day period ending on such date and the Availability on such date shall not be less than the greater of $40,000,000 and 25% of the aggregate Revolving Credit Commitments then in effect or (y) the Fixed Charge and Liquidity Conditions with respect to such Investment are satisfied and (B) no Default or Event of Default has occurred and is continuing immediately before or immediately after giving effect thereto;”.

(f) Section 5.02(j)(v) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(v) each Loan Party may make any such prepayment, redemption, acquisition, cancellation or other retirement if (A) on the date of such transaction, either (x) both the Average Excess Availability for the 30 day period ending on such date and the Availability on such date shall not be less than the greater of $40,000,000 and 25% of the aggregate Revolving Credit Commitments then in effect or (y) the Fixed Charge and Liquidity Conditions with respect thereto are satisfied and (B) no Default has occurred and is continuing immediately before or immediately after giving effect thereto;”.

(g) Section 5.02(l)(v) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(v) any other merger or consolidation if (A) on the date such merger or consolidation is consummated, either (x) both the Average Excess Availability for the 30 day period ending on such date and the Availability on such date shall not be less than the greater of $40,000,000 and 25% of the aggregate Revolving Credit Commitments then in effect or (y) the Fixed Charge and Liquidity Conditions with respect thereto are satisfied, (B) no Default has occurred and is continuing immediately before or immediately after giving effect thereto and (C) in the case of a merger or consolidation of any Loan Party (other than the Company) the surviving entity shall be a Loan Party and in the case of a merger or consolidation of the Company, the Company shall be the surviving entity.”

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SECTION 2. Conditions to Effectiveness.

(a) This Amendment shall become effective as of the first date (the “Effective Date”) when, and only when (i) the Administrative Agent shall have received counterparts of the attached consent and affirmation (the “Consent”) executed by the Loan Parties and of this Amendment executed by the Borrowers and the Required Lenders or, as to any such Required Lender, advice satisfactory to the Administrative Agent that such Required Lender has executed this Amendment, (ii) the Company shall have certified as of the Effective Date to the Administrative Agent that the representations and warranties set forth in Section 3 are true and (iii) the Administrative Agent shall have received evidence that all reasonable and documented out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of counsel for the Administrative Agent invoiced to the Borrower at least one day prior to the Effective Date) shall have been paid.

(b) This Amendment is subject to the provisions of Section 10.01 of the Credit Agreement.

SECTION 3. Representations and Warranties.  Each Borrower represents and warrants as follows:

(a) The execution, delivery and performance by the Borrowers of this Amendment and by each Loan Party of the Consent, and the consummation of each aspect of the transactions contemplated hereby, are within such Loan Party’s constitutive powers, have been duly authorized by all necessary constitutive action, and do not (i) contravene such Loan Party’s constitutive documents, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to such Loan Party, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries except, in each case referred to in clauses (ii) and (iii), to the extent that such violation conflict, breach or default would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery, recordation, filing or performance by the Borrowers of this Amendment or by any Loan Party of the Consent, or for the consummation of each aspect of the transactions contemplated hereby.

(c) This Amendment has been duly executed and delivered by the Borrowers and the Consent has been duly executed and delivered by each Loan Party.  Each of this Amendment and the Consent is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally or by equitable principles relating to enforceability.

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(d) The representations and warranties contained in each Loan Document are true and correct in all material respects (provided that each representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects) on and as of the Effective Date, immediately before and immediately after giving effect to this Amendment, as though made on and as of the Effective Date, other than any such representations or warranties that, by their terms, refer to a specific date, in which case such representations or warranties were true and correct in all material respects (provided that each such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language was true and correct in all respects) as of such specific date; and

(e) On the Effective Date, immediately before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 4. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as further amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

SECTION 5. Costs and Expenses.

 The Borrowers agree to pay within 10 Business Days of demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

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SECTION 7. Governing Law.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHEMTURA CORPORATION

By:
Name: Alan M. Schutzman
Title: Assistant Secretary

BIO-LAB, INC. GLCC LAUREL, LLC GREAT LAKES CHEMICAL CORPORATION

By:
Name: Arthur C. Fullerton
Title: Secretary

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SENIOR SECURED REVOLVING FACILITY CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CHEMTURA CORPORATION, THE OTHER BORROWERS, THE VARIOUS LENDERS PARTY THERETO AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

Accepted and agreed:

BANK OF AMERICA, N.A.,
as Administrative Agent and as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE SENIOR SECURED REVOLVING FACILITY CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CHEMTURA CORPORATION, THE OTHER BORROWERS, THE VARIOUS LENDERS PARTY THERETO AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

Accepted and agreed:

_________________________,
[please print or type name of institution]
as a Lender

By:
Name:
Title:

CONSENT AND AFFIRMATION
Dated as of December ___, 2011

Reference is made to (a) the Senior Secured Revolving Facility Credit Agreement dated as of November 10, 2010 (as heretofore amended or otherwise modified or waived, the “Credit Agreement”; capitalized terms not otherwise defined herein are used herein as therein defined) among Chemtura Corporation, the other Borrowers party thereto, Bank of America, N.A., as administrative agent, the other Lenders and agents party thereto and (b) the foregoing Amendment No. 2 to the Senior Secured Revolving Facility Credit Agreement (the “Amendment”).  Each of the undersigned, each a Guarantor under the Guaranty and a Grantor under the Security Agreement, hereby consents to the Amendment and affirms its respective guarantees, pledges and grants of security interests, as applicable, under and subject to the terms of the Security Agreement and each of the Collateral Documents to which it is party, and hereby (i) confirms and agrees that notwithstanding the effectiveness of the Amendment,  each of the Guaranty and the Security Agreement and each other Collateral Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the Guaranty and in the Security Agreement or any other Collateral Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by the Amendment, (ii) confirms and agrees that the Guaranty and the Collateral Documents to which such Guarantor or Grantor is a party and all of the Collateral described therein do, and shall continue to, guaranty and secure the complete payment and performance when due of all of the Secured Obligations (in each case, as defined therein) and all Obligations under the Credit Agreement and the other Loan Documents, and (iii) affirms its grant to the Administrative Agent (under and pursuant to the provisions of the Security Agreement and the other Collateral Documents), for the ratable benefit of the Secured Parties, of a security interest in all of the Collateral (as defined in the Security Agreement) and all other collateral in which a Lien is purported to be granted under the other Collateral Documents to which it is a party, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the payment of such Grantor’s Obligations under the Credit Agreement and the other Loan Documents.  This Consent and Affirmation is intended to affirm and acknowledge that the guaranty and grant contained in the Guaranty and the Security Agreement guaranty and secure (as applicable) the payment of all Obligations under the Credit Agreement and the other Loan Documents, and nothing herein shall be deemed to supersede, impair or otherwise limit such guaranty and grant contained in the Guaranty and/or the Security Agreement.

[Signatures to follow]

CHEMTURA CORPORATION

By:
Name: Alan M. Schutzman
Title: Assistant Secretary

BIO-LAB, INC
CROMPTON COLORS INCORPORATED
GLCC LAUREL, LLC
GREAT LAKES CHEMICAL CORPORATION
HOMECARE LABS, INC.
RECREATIONAL WATER PRODUCTS, INC.
WEBER CITY ROAD LLC
AQUA CLEAR INDUSTRIES, LLC
ASEPSIS, INC.
NAUGATUCK TREATMENT COMPANY
KEM MANUFACTURING CORPORATION

By:
Name: Arthur C. Fullerton
Title: Secretary

CNK CHEMICAL REALTY CORPORATION

By:
Name: Maria Thompson
Title: Assistant Secretary